Exhibit 99.1

THE LGL GROUP REPORTS THIRD QUARTER 2021 RESULTS

ORLANDO, FL November 15, 2021 – The LGL Group, Inc. (NYSE American: LGL) (the “Company” or “LGL”) announced its financial results for the three and nine months ended September 30, 2021.

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Operating revenues declined to $7.5 million from $8.1 million for the prior year quarter, and declined to $20.9 million for the nine months ended September 30, 2021 compared to $23.7 million for the prior year nine months

•	Business units of Avionics and Defense continue to gain traction from Pre-Covid levels while cost push inflationary pressures remain prevalent throughout the operations
•	Backlog improvement of $21.8 million versus $19.8 million at December 31, 2020 and $21.5 million at September 30, 2020
•	Net cash position, including marketable securities, of $66.4 million ($44.4 million of which are IRNT common stock and warrant holdings)
•	Income before income taxes of $40.8 million compared to $0.8 million included $40.3 million as a result of one-time transactions related to the Company’s SPAC investment
•	Net income of $31.8 million compared to last year’s earnings of $0.6 million
•	Diluted net income per share of $5.97 compared to $0.12 per share for the prior year quarter
•	Adjusted EBITDA was $0.7 million compared to $0.9 million for Q3 2020 and $1.7 million compared to $2.0 million for Q3 YTD 2020

Mike Ferrantino, Chief Executive Officer, stated, “Despite the supply chain and constrained workforce headwinds, we executed well, hiring several key positions and securing critical inventory to meet our customer orders. The avionics market is slowly recovering, and we continue to gain design wins in our key space, defense and aerospace markets.”

RESULTS FROM OPERATIONS

Revenues from operations were $7.5 million versus $8.1 million for the third quarter of 2020, 7.1% below prior year. The revenue decline reflects strong third quarter 2020 defense product shipments after experiencing production delays in the prior quarter from the India plant shutdown as well as lower 2021 shipments to the avionics market. The backlog was $21.8 million versus $19.8 million at the beginning of the year and $21.5 million for third quarter 2020. Quarterly bookings of $8.0 million increased 13.8% above the third quarter of 2020. Orders have shown sequential improvement each quarter throughout the year but continue to remain below average quarterly pre-COVID-19 levels.

Gross margins were 36.2% compared to 35.5% for the prior year quarter benefiting from favorable product mix and cost reductions including the elimination of certain previously required costs to preserve manufacturing capabilities in response to the COVID-19 impacts on our business.

Excluding the $1.3 million non-cash charitable donation of IRNT common stock, operating income was $0.6 million compared to operating income of $0.7 million for the third quarter of 2020. The impact of lower third quarter revenue somewhat offset by higher margins also contributed to the operating profit decline.

“For analytical purposes, LGL’s ‘bottom-line’ will be fairly difficult to interpret this quarter. As a result of the GAAP requirement that we value stock price changes from our equity investments and flow that through the income statement to net income, investors should expect that large swings in our quarterly GAAP earnings will continue.” said James Tivy, LGL’s CFO.

Net income was $31.8 million for the three and nine months ended September 30, 2021 compared to $0.6 million and $1.1 million for the prior year three and nine month periods, respectively. Diluted earnings per share was $5.97 and $6.03 per share for the three and nine months ended September 30, 2021, respectively, and compared to diluted earnings per share of $0.12 and $0.21 for the prior year three and nine month periods. The significant increase reflects the favorable results of the Company’s Sponsor investment triggered by the IronNet business combination. Weighted average shares outstanding at September 30, 2021 and 2020 were 5.3 million.

Quarterly adjusted EBITDA, a non-GAAP measure, was $0.7 million in the third quarter of 2021 versus $0.9 million in the third quarter of 2020. (See non-GAAP reconciliation in the Appendix.)

LGL Systems SPAC Investment

For the period ending September 30, 2021, LGL recorded a significant non-recurring item in its receipt of NYSE listed equity from its investment in a SPAC sponsor. In 2019 the Company invested in LGL Systems Acquisition Holdings, LLC, the sponsor of LGL Systems Acquisition Corp. Inc., a NYSE listed special purpose acquisition company (“SPAC”) trading under the symbol “DFNS”. DFNS completed a business combination with IronNet Cybersecurity, Inc. in the third quarter of 2021 and began trading on the NYSE under the symbol “IRNT”. The total investment in the sponsor of $6.1 million was originally reported under the equity method of accounting. However, on September 14, 2021, the Company received 1,572,529 IRNT common shares and 2,065,000 IRNT private warrants, as part of the Sponsor’s distribution to certain of its members, with an aggregate fair value of $65.3 million. Upon distribution, the Company’s IRNT common stock and warrants were recorded at fair value and marked to market. SPACs characteristically exhibit significant post-combination stock price volatility from a shortage of tradeable shares coupled with post-merger derivative transactions, and so we expect significant volatility in our reported earnings from our large IronNet investment. Accordingly, the closing prices of IRNT varied widely in September and October and was $23.32 at the distribution date and $17.05 at September 30, 2021. As a result, we recorded other income of $40.4 million using fair value GAAP accounting as required under ASC321. This fair value consisted of a $60.2 million gain on equity investment and a $19.8 million unrealized fair value loss during the third quarter of 2021. The results as experienced this quarter, will inevitably continue, both up and down, while we hold investment securities.

On October 1, we converted our 2,065,000 private warrants to 1,271,406 shares in a cashless exercise. Including the warrant conversion, we received a total of 2,843,935 common shares of IRNT, of which 1,543,935 shares had their restrictions on sale lifted as of September 30, 2021, the date of the IRNT resale S-1 effectiveness. Of these common shares 1,300,000 shares remained subject to the applicable shareholder lock-up agreements, which restricted sale for at least six months from the date of closing. In an effort to continue its commitment to global corporate citizenship, the company made a charitable gift on September 28, 2021 of 50,000 of these IRNT shares, leaving 1,250,000 IRNT restricted common shares outstanding at September 30, 2021.

As of October 31, 2021, after originally investing $6.1 million, we sold 1,405,315 of our IRNT common stock for approximately $16.9 million, or approximately $12 per share, retaining 1,388,620 IRNT common shares in our portfolio including the 1,250,000 restricted shares. The Company has executed and may continue to execute derivatives transactions as part of its plan to minimize the economic risk of IRNT share price volatility to its IRNT holdings, though the Company cannot ensure that this investment will be hedged against price variance in the future. The company held derivative positions relating to its IRNT holdings at September 30, 2021 with an unrealized gain of $0.9 million.

“Investors should be aware that gyrations in reported net income of this magnitude obfuscate the numbers describing the operating performance of the business” The Company’s President and Chief Executive Officer, Mike Ferrantino, said. “Nevertheless, we are pleased with the results of our SPAC Sponsor investment. In October, we sold about half of our IronNet holdings generating proceeds of approximately $16.9 million while our initial Sponsor investment was $6.1 million. We continue to monitor these holdings and work to maximize LGL shareholder value”. He continued.”

The Company’s deferred tax assets related to net operating loss and tax credit carryforwards of approximately $2.5 million can be utilized to reduce taxes payable on our gains realized on IRNT share sales.

STRATEGIC INITIATIVES:

The board has previously approved a spin-off of the MTronPTI subsidiary, which will be submitted to a shareholder vote for approval. The Company continues to strive for profitable growth internally and by acquisition. LGL believes that spin-off would enable shareholders to more clearly evaluate the performance and future potential of each entity on a standalone basis, while allowing each to pursue its own distinct business strategy and capital allocation policy. Separating MTronPTI as an independent, publicly owned company positions the business to increase value to both MtronPTI and LGL Group. The spin-off permits each company to tailor its strategic plans and growth opportunities, more efficiently raise and allocate resources, including capital raised through debt or equity offerings, flexibly to use its own stock as currency for teammate incentive compensation and potential acquisitions and provide investors a more targeted investment opportunity. Substantially all the cash and investments will remain in LGL. Historically, our electronic components segment consists entirely of the operations of MTron/PTI.

The Company continues to explore growth organically and through diversified mergers and acquisitions and believes the relationship with the SPAC has enhanced its strategic profile in this context.

BALANCE SHEET

The Company’s strong balance sheet reflects a net cash position, including marketable securities, of $66.4 million ($44.4 million of which are IRNT common stock and warrant holdings) and total working capital of $74.2 million at September 30, 2021.

About The LGL Group, Inc.

The LGL Group, Inc., through its two principal subsidiaries MtronPTI and PTF, designs, manufactures and markets highly-engineered electronic components used to control the frequency or timing of signals in electronic circuits, and designs high performance frequency and time reference standards that form the basis for timing and synchronization in various applications.

Headquartered in Orlando, Florida, the Company has additional design and manufacturing facilities in Yankton, South Dakota, Wakefield, Massachusetts and Noida, India, with local sales offices in Hong Kong and Austin, Texas.

For more information on the Company and its products and services, contact James Tivy at The LGL Group, Inc., 2525 Shader Rd., Orlando, Florida 32804, (407) 298-2000, or visit www.lglgroup.com and www.mtronpti.com.

Caution Concerning Forward Looking Statements

This press release may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. These forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to us and our current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and our future financial condition and results. Certain of these risks and uncertainties are described in greater detail in our filings with the Securities and Exchange Commission. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

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Contact:

James Tivy

The LGL Group, Inc.

jtivy@lglgroup.com

(407) 298-2000

THE LGL GROUP, INC.

Condensed Consolidated Statements of Operations

(Unaudited)

(Dollars in Thousands, Except Share and Per Share Amounts)

	For the Three Months Ended September 30,
	2021	2020
REVENUES	$7,501	$8,071
Costs and expenses:
Manufacturing cost of sales	4,782	5,203
Engineering, selling and administrative	3,465	2,159
OPERATING (LOSS) INCOME	(746)	709
Gain (loss) on equity investment in unconsolidated subsidiary	60,205	(61)
Unrealized (loss) gain on marketable securities	(18,867)	122
Other income (expense), net	237	30
INCOME BEFORE INCOME TAXES	40,829	800
Income tax expense	9,049	171
NET INCOME	$31,780	$629

Weighted average number of shares used in basic EPS calculation	5,273,786	5,212,652
BASIC NET INCOME PER COMMON SHARE	$6.03	$0.12
Weighted average number of shares used in diluted EPS calculation	5,325,815	5,251,078
DILUTED NET INCOME PER COMMON SHARE	$5.97	$0.12

	For the Nine Months Ended September 30,
	2021	2020
REVENUES	$20,919	$23,748
Costs and expenses:
Manufacturing cost of sales	13,334	15,681
Engineering, selling and administrative	7,775	6,514
OPERATING (LOSS) INCOME	(190)	1,553
Gain (loss) on equity investment in unconsolidated subsidiary	59,453	(200)
Unrealized (loss) gain on marketable securities	(18,665)	15
Other income (expense), net	271	(19)
INCOME BEFORE INCOME TAXES	40,869	1,349
Income tax expense	9,080	282
NET INCOME	$31,789	$1,067

Weighted average number of shares used in basic EPS calculation	5,273,263	5,159,452
BASIC NET INCOME PER COMMON SHARE	$6.03	$0.21
Weighted average number of shares used in diluted EPS calculation	5,334,534	5,195,754
DILUTED NET INCOME PER COMMON SHARE	$5.96	$0.21

THE LGL GROUP, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

(Dollars in Thousands)

	September 30, 2021	December 31, 2020
ASSETS
Cash and cash equivalents	$15,593	$18,331
Marketable securities	50,828	5,791
Accounts receivable, net	5,031	4,122
Inventories, net	5,260	5,280
Prepaid expenses and other current assets	414	257
Total Current Assets	77,126	33,781
Property, plant and equipment, net	3,183	2,785
Right-of-use lease assets	324	422
Equity investment in unconsolidated subsidiary	-	3,072
Intangible assets, net	271	327
Deferred income tax asset	20	3,052
Other assets	7	16
Total Assets	$80,931	$43,455
LIABILITIES AND STOCKHOLDERS' EQUITY
Total Current Liabilities	$2,956	$3,397
Total Long-Term Liabilities	6,274	293
Total Liabilities	9,230	3,690
Total Stockholders' Equity	71,701	39,765
Total Liabilities and Stockholders' Equity	$80,931	$43,455

Reconciliations of GAAP to Non-GAAP Measures

To supplement our consolidated financial statements presented on a GAAP (generally accepted accounting principles) basis, the Company uses certain non-GAAP measures, including Adjusted EBITDA, which we define as net income adjusted to exclude depreciation and amortization expense, interest income (expense), income taxes expense (benefit), stock-based compensation expense, investment income and loss, and other items we believe are discrete events which have a significant impact on comparable GAAP measures and could distort an evaluation of our normal operating performance. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of the underlying operational results and trends and our marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net earnings or diluted earnings per share prepared in accordance with generally accepted accounting principles in the United States.

Reconciliation of GAAP Net Income Before Income Taxes to Non-GAAP Adjusted EBITDA:

	For the Three Months Ended September 30,
	2021	2020
(000's, except share and per share amounts)
Income before income taxes	$40,829	$800
Interest expense, net	3	3
Depreciation and amortization	146	131
Non-cash stock compensation	19	57
(Gain) loss on equity investment in unconsolidated subsidiary	(60,205)	61
Investment loss (income)	18,609	(124)
Non-cash donation of IRNT common stock	1,318	—
Adjusted EBITDA	$719	$928

Basic per share information:
Weighted average shares outstanding	5,273,786	5,212,652
Adjusted EBITDA per share	$0.14	$0.18

Diluted per share information:
Weighted average shares outstanding	5,325,815	5,251,078
Adjusted EBITDA per share	$0.14	$0.18

	For the Nine Months Ended September 30,
	2021	2020
(000's, except share and per share amounts)
Income before income taxes	$40,869	$1,349
Interest expense, net	9	7
Depreciation and amortization	417	392
Non-cash stock compensation	116	104
(Gain) loss on equity investment in unconsolidated subsidiary	(59,453)	200
Investment loss (income)	18,407	(67)
Non-cash donation of IRNT common stock	1,318	—
Adjusted EBITDA	$1,683	$1,985

Basic per share information:
Weighted average shares outstanding	5,273,263	5,159,452
Adjusted EBITDA per share	$0.32	$0.38

Diluted per share information:
Weighted average shares outstanding	5,334,534	5,195,754
Adjusted EBITDA per share	$0.32	$0.38

Reconciliations of GAAP to Non-GAAP Measures

The Non-GAAP statements have been prepared to exclude transactions associated with our investment in Sponsor (collectively the “Sponsor Transactions”). The Sponsor Transactions include: 1) the Company’s third quarter 2021 $1,318,000 non-cash donation of 50,000 IRNT shares and related realized gain ($258,000); 2) $60,205000 and $59,453,000 gain on equity investment in unconsolidated subsidiary for the three and nine months ended September 30, 2021, respectively; and 3) $19,779,000 unrealized loss on the mark to market of IRNT securities held at September 30, 2021, which was offset by $940,000 of unrealized gains from the Company’s derivative strategy to mitigate the risk from volatility in IRNT. The Sponsor Transactions include the $61,000 and $200,000 loss on equity investment in unconsolidated subsidiary for the three and nine months ended September 30, 2020, respectively.

Reconciliation of GAAP Net Income Before Income Taxes to Non-GAAP Proforma without Sponsor Transactions:

	GAAP	Non-GAAP Adjustment for Sponsor Transactions	Non-GAAP Proforma without Sponsor Transactions	GAAP	Non-GAAP Adjustment for Sponsor Transactions	Non-GAAP Proforma without Sponsor Transactions
	For the Three Months Ended			For the Three Months Ended
	September 30, 2021			September 30, 2020
REVENUES	$7,501	$-	$7,501	$8,071	$-	$8,071
Costs and expenses:
Manufacturing cost of sales	4,782	—	4,782	5,203	—	5,203
Engineering, selling and administrative	3,465	1,318	2,147	2,159	—	2,159
OPERATING (LOSS) INCOME	(746)	(1,318)	572	709	—	709
Gain (loss) on equity investment in unconsolidated subsidiary	60,205	60,205	—	(61)	(61)	—
Unrealized (loss) gain on marketable securities	(18,867)	(18,839)	(28)	122	—	122
Interest expense, net	—	—	—	(3)	—	(3)
Other income (expense), net	237	258	(21)	33	—	33
Income (loss) before income taxes	$40,829	$40,306	$523	$800	$(61)	$861

	For the Nine Months Ended			For the Nine Months Ended
	September 30, 2021			September 30, 2020
REVENUES	$20,919	$-	$20,919	$23,748	$-	$23,748
Costs and expenses:
Manufacturing cost of sales	13,334	—	13,334	15,681	—	15,681
Engineering, selling and administrative	7,775	1,318	6,457	6,514	—	6,514
OPERATING (LOSS) INCOME	(190)	(1,318)	1,128	1,553	—	1,553
Gain (loss) on equity investment in unconsolidated subsidiary	59,453	59,453	—	(200)	(200)	—
Unrealized (loss) gain on marketable securities	(18,665)	(18,839)	174	15	—	15
Interest expense, net	(9)	—	(9)	(7)	—	(7)
Other income (expense), net	280	258	22	(12)	—	(12)
Income (loss) before income taxes	$40,869	$39,554	$1,315	$1,349	$(200)	$1,549